BY-LAWS
                                       Of
                                  The GSI Group
                            (a Delaware Corporation)

                                     Adopted

                                 October 1, 1997

                                Table of Contents

OFFICES


STOCKHOLDERS
2.1     ANNUAL  MEETING                                        1
2.2     SPECIAL  MEETINGS                                   1
2.3     PLACE  OF  MEETING                                   1
2.4     NOTICE  OF  MEETING                                   1
2.5     MEETING  OF  ALL  STOCKHOLDERS                         2
2.6     CLOSING  OF  TRANSFER  BOOKS  OR  FIXING  OF  RECORD  DATE     2
2.7     VOTING  LISTS                                        2
2.8     QUOROM                                             2
2.9     PROXIES                                             3
2.10     VOTING  OF  SHARES                                   3
2.11     VOTING  OF  SHARES  BY  CERTAIN  HOLDERS                    3
2.12     INFORMAL  ACTION  BY  STOCKHOLDERS                    3
2.13     VOTING  BY  BALLOT                                   4

DIRECTORS
3.1     GENERAL  POWERS                                        4
3.2     NUMBER,  TENURE  AND  QUALIFICATION                    4
3.3     REGULAR  MEETINGS                                   4
3.4     SPECIAL  MEETINGS                                   4
3.5     NOTICE                                             4
3.6     QUOROM                                             5
3.7     MANNER  OF  ACTING                                   5
3.8     VACANCIES                                             5
3.9     REMOVAL  OF  DIRECTORS                              5
3.10     COMPENSATION                                        5
3.11     PRESUMPTION  OF  ASSENT                              5
3.12     INFORMAL  ACTION  BY  BOARD  OF  DIRECTORS               6
3.13     PARTICIPATION  BY  CONFERENCE  TELEPHONE               6
3.14     COMMITTEES                                        6
3.15     DIRECTOR'S  PERSONAL  LIABILITY                         6

OFFICERS
4.1     NUMBER                                             7
4.2     ELECTION  AND  TERMS  OF  OFFICE                         7
4.3     REMOVAL                                             7
4.4     VACANCIES                                             7
4.5     THE  PRESIDENT                                        8
4.6     THE  VICE  PRESIDENTS                                   8
4.7     THE  TREASURER                                        8
4.8     THE  SECRETARY                                        8
4.9     ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES          8
4.10     SALARIES                                             9

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS
5.1     ACTIONS  AGAINST  A  PERSON                              9
5.2     ACTIONS  BY  OR  IN  THE  RIGHT  OF  THE  CORPORATION          9
5.3     INDEMNIFICATION  IN  EVENT  OF  SUCCESSFUL  DEFENSE          10
5.4     BOARD  OF  DIRECTORS  APPROVAL                         10
5.5     ADVANCE  INDEMNITY  PAYMENTS                         10
5.6     NON-EXCLUSIVITY                                   10
5.7     INDEMNITY  INSURANCE                                   10
5.8     CONSOLIDATION                                        10
5.9     CONTRACTS,  LOANS,  CHECKS  AND  DEPOSITS               11
5.10     CONTRACTS                                             11
5.11     LOANS                                             11
5.12     CHECKS,  DRAFTS,  ECT.                                   11
5.13     DEPOSITS                                             12

CERTIFICATES  FOR  SHARES  AND  THEIR  TRANSFER
6.1     CERTIFICATES  FOR  SHARES                              12
6.2     TRANSFER  OF  SHARES                                   12

FISCAL  YEAR                                             12

DIVIDENDS                                                  13

SEAL                                                       13

WAIVER  OF  NOTICE                                        13

AMENDMENTS  TO  THE  BY-LAWS                              13
















THE  GSI  GROUP,  INC.  BY  LAWS

                                    ARTICLE 1
                                     OFFICES
                                     -------

     The principal office of the Corporation shall be in the State of Illinois, in the city of Assumption, County of Christian. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware shall be 1013 Centre Road, Wilmington, DE 19805. The name of the registered agent of the Corporation in Delaware shall be Corporation Service Company.

                                    ARTICLE 2
                                  STOCKHOLDERS
                                  ------------

2.1 ANNUAL MEETING. The annual meeting of the stockholders shall be held not less than thirty (30) days after delivery of the Corporation's annual report, but within six (6) months after the end of each fiscal year, said date to be fixed by the Board of Directors, at such hour as shall be designated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a weekend or a legal holiday, such meeting shall  be  held  on  the  next  succeeding  business  day.
2.2     SPECIAL MEETINGS.  Special meetings of the stockholders may be called by
---     -----------------
     the Chief Executive Officer, by the Board of Directors, or by the holders of not less than one-tenth of all the outstanding shares of the corporation.
2.3     PLACE  OF  MEETING.  The  Board  of  Directors  may designate any place,
---     -------------------
either  within or without the state of Delaware, as the place of meeting for any
---
stockholder meeting or for any special stockholder meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.
2.4     NOTICE OF MEETING.  Written or printed notice stating the place, day and
---     ------------------
the hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.
2.5     MEETING  OF  ALL STOCKHOLDERS.  If all of the stockholders shall meet at
---     ------------------------------
any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action my be taken.
2.6     CLOSING  OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the purpose of
---     ----------------------------------------------------
determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
     2.7     VOTING LISTS.    The officer or agent having charge of the transfer
             -------------
books for shares of the Corporation shall make at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meetings of stockholders.
2.8     QUOROM.  Subject  to any provision of the Delaware General Corporate Law
        -------
in respect of the vote that shall be required for a specified action, a majority of the outstanding shares of voting common stock of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding voting shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice; provided further that if any division of the Delaware General Corporation Law shall specify the vote required for specified action, the number of shares of voting common stock of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the voting shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number is required by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation.
2.9     PROXIES.  At  all  meetings  of  stockholders, a stockholder may vote by
---     --------
proxy  executed  in  writing  by  the  stockholder  or  by  his  duly authorized
---
attorney-in-fact.  Such  proxy  shall  be  filed  with  the  Secretary  of  the
---
Corporation  before  or  at  the  time of the meetings.  No proxy shall be valid
---
after eleven months from date of its execution, unless otherwise provided in the
---
     proxy.
2.10     VOTING  OF  SHARES.  Subject to the provisions of Section 2.12 of these
----     -------------------
By-Laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.
2.11     VOTING  OF  SHARES  BY CERTAIN HOLDERS.  Shares standing in the name of
----     ---------------------------------------
another corporation, domestic or foreign, may be voted to such officer, agent or
--
proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.
     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or a trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do contained in an appropriate order of the court by which such receiver was appointed.
A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and therafter the pledgee shall be entitled to vote the shares so transferred, unless otherwise provided by such parties.
Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of attending shares at any given time.
2.12.     INFORMAL  ACTION  BY STOCKHOLDERS.  Any action required to be taken in
-----     ----------------------------------
any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that should be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     2.13     VOTING  BY  BALLOT.  Voting on any question or in any election may
              -------------------
be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                    ARTICLE 3
                                    DIRECTORS
                                    ---------

3.1     GENERAL  POWERS.  The  business  and affairs of the Corporation shall be
        ----------------
managed  by  or  under  the  direction  of  its  Board  of  Directors.
3.2 NUMBER, TENURE AND QUALIFICATION. The board of directors of the Corporation shall consist of three (3) persons, which number may be increased by unanimous vote of the then-existing directors. The vacancy resulting from the death, resignation, or removal of a director shall be filled by the unanimous decision of the directors then in office. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. At the next election, the positions shall be filled by the unanimous decision of the Shareholders and until such decision is reached, that Board seat shall remain vacant.
3.3     REGULAR  MEETINGS.  A regular meeting of the Board of Directors shall be
        ------------------
held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.
3.4     SPECIAL  MEETINGS.  Special  meetings  of  the Board of Directors may be
        ------------------
called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
3.5     NOTICE.  Notice of any special meeting shall be given at least five days
        -------
previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.
3.6     QUORUM.  A  majority  of  the number of directors fixed by these By-Laws
        -------
shall quote a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
3.7     MANNER  OF ACTING. The act of the majority of the directors present at a
        ------------------
meeting at which a quorum is present shall be the act of the Board of Directors; provided that, in the event that any matter to be voted on by the Board shall be equally divided, the deadlock shall be resolved by the director serving as the Chief Executive Officer.
3.8     VACANCIES.  Any  vacancy  occurring  in  the  Board of Directors and any
        ----------
directorship to be filled by reason of an increase in the number of directors may be filled by the unanimous vote of the stockholders at a special meeting called for such purpose. Any director elected to such vacancy shall hold office until the next annual meeting of the stockholders.
3.9     REMOVAL  OF  DIRECTORS. Any director or the entire Board of Directors of
        -----------------------
this corporation may be removed with or without cause at any annual or special meeting of stockholders by the holders of a majority of the shares entitled to vote at an election of directors.
3.10     COMPENSATION.  The  Board  of  Directors,  by the affirmative vote of a
         -------------
majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. In the event the Internal Revenue
Service shall deem any compensation (including any fringe benefit) paid to a director to be unreasonable or excessive, such director must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, with ninety days after notice from the Corporation.
3.11     PRESUMPTION  OF ASSENT. A Director of the Corporation who is present at
         -----------------------
a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.12     INFORMAL ACTION BY BOARD OF DIRECTORS. Any action required or permitted
         --------------------------------------
to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee consent thereto in writing and all such writings are filed with the minutes of proceedings of the Board or committee.
3.13     PARTICIPATION  BY  CONFERENCE  TELEPHONE.  Members  of  the  Board  of
         -----------------------------------------
directors or of any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.
3.14     COMMITTEES.  The  Board  of  Directors  may,  by resolution passed by a
         -----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board of Directors, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the Board of Directors, By-Laws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.
3.15     DIRECTORS'  PERSONAL  LIABILITY.  As  provided  in  the  Corporation's
         --------------------------------
Certificate of Incorporation, no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this provision in the Corporation's Certificate of Incorporation, nor the adoption of any provision to the Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring, or any cause of action, suit or claim that, but for this provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to authorize the further elimination of liability of directors, then the quality of a director of the Corporation, in addition to the limitation on personal liability for branch of fiduciary duty shall be limited to the furthest extent permitted by an amended Delaware General Corporation Law. Any repeal or modification of this Article 3 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 4
                                    OFFICERS
                                    --------

4.1     NUMBER.  The  officers  of  the  Corporation  shall be a Chairman of the
---     -------
Board, a Chief Executive Officer, a President, a Treasurer, and a Secretary, and
---
     such Vice Presidents (the number thereof to be determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices maybe  held  by  the  same  person.
4.2     ELECTION  AND  TERMS OF OFFICE. The officers of the Corporation shall be
---     -------------------------------
elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.
4.3     REMOVAL.  Any  officer  or  agent  elected  or appointed by the Board of
---     --------
Directors  may be removed by the Board of Directors whenever in its judgment the
---
best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
4.4     VACANCIES.  A  vacancy  in  any  office  because  of death, resignation,
---     ----------
removal, disqualification or otherwise, or because of the creation of an office,
---
may  be  filled by the Board of Directors for the unexpired portion of the term.
4.5     CHAIRMAN  OF  THE  BOARD. The Chairman of the Board shall preside at all
---     -------------------------
meetings  of  the  stockholders  and  of  the  Board  of  Directors.
--
4.6     THE  CHIEF  EXECUTIVE  OFFICER. The Chief Executive Officer shall be the
---     -------------------------------
principal  executive  officer  of the Corporation and shall in general supervise
--
and  control  all  of the business and affairs of the Corporation.  He may sign,
--
with  the  Secretary or any other officer of the Corporation therunto authorized
--
by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.
4.7     THE  PRESIDENT.  In the absence of the Chief Executive Officer or in the
---     ---------------
event of his inability or refusal to act, the President shall perform the duties, of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.
4.8     THE  VICE PRESIDENTS. In the absence of the President or in the event of
---     ---------------------
his inability or refusal to act, the Vice president (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.
4.9     THE  TREASURER.  If  required  by  the Board of Directors, the Treasurer
---     --------------
shall  give a bond for the faithful discharge of his duties in such sum and with
---
such  surety  or  sureties as the Board of Directors shall determine.  He shall:
(a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be elected in accordance with the provisions of Article 6 of these By-Laws: (b) in general perform the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.
4.10     THE  SECRETARY.  The  Secretary  shall:  (a)  keep  the  minutes of the
----     ---------------
stockholder's  and  of  the  Board  of  Directors' meetings in one or more books
----
provided for that purpose; (b) see that all notices are duly given in accordance
----
with the provisions of these By-Laws as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under the seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, or the President, certificates for shares of the Corporation; (f) have general charge of the stock transfer books of the
Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time to may be assigned to him by the Chief Executive Officer or by the Board of Directors.
4.11     ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES.  The  Assistant
----     ---------------------------------------------------
Treasurers shall respectively, if required by the Board of Directors, give bonds
----
for the lawful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chief Executive Officer or the President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively,  or  by  the  Chief  Executive  Officer or the Board of Directors.
4.12     SALARIES.The  salaries of the officers shall be fixed from time to time
----     ---------
by the Board of Director and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the event that the Internal Revenue Service shall deem any compensation
(including any fringe benefit) paid to an officer to be unreasonable or excessive, such officer must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the rate of nine percent (9 %) per annum, within ninety days after notice from the Corporation.

ARTICLE  5
INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS
---------------------------------------------

5.1 ACTIONS AGAINST A PERSON. The Corporation shall indemnify each director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
5.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the corporation, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the corporation has joined in or consented to the initiation of such proceeding (or part thereof) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
5.3 INDEMNIFICATION IN EVENT OF SUCCESSFUL DEFENSE. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
5.1 and 5.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
5.4 BOARD OF DIRECTORS' APPROVAL. Any indemnification under Sections 5.1 and 5.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
5.5 ADVANCE INDEMNITY PAYMENTS. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.
5.6 NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by or granted pursuant to, Article NINTH of the Corporation's Certificate of Incorporation, the Delaware General Corporation Law and this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
5.7 INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its board of directors from time to time, and with such officers, employees and agents of the corporation and with such officers, directors, employees and agents of subsidiaries as the board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons as contemplated by this Section 5, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the General Corporation Law of Delaware. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this
Section  5.
5.8 INDEMNITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.
5.9 INDEMNITY OF OTHER PERSONS. The corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the corporation, and to directors, officers, employees and agents of the Company's subsidiaries, with indemnification of the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything in this
Section 5 to the contrary, no person shall be entitled to indemnification pursuant to this Section on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase and sale by such person of securities of the corporation pursuant to the provisions of
Section  16(b)  of  the  Securities  Exchange  Act  of  1934.
5.10 CONSOLIDATION. For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.




                                    ARTICLE 6
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

6.1     CONTRACTS.  The  Board  of  Directors  may  authorize  any  officer  or
        ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.2     LOANS.  No loans shall be contracted on behalf of the Corporation and no
        -----
evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

6.3     CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment
        -------------------
of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by (i) the Chief Executive Officer, or the Executive Vice President or (ii) such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4     DEPOSITS.  All  funds of the Corporation not otherwise employed shall be
        --------
deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                    ARTICLE 7
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

7.1     CERTIFICATES  FOR  SHARES.  Certificates  representing  shares  of  the
        -------------------------
Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

7.2     TRANSFER  OF  SHARES.  Transfers  of  shares of the Corporation shall be
        --------------------
made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.




                                    ARTICLE 8
                                   FISCAL YEAR
                                   -----------

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                    ARTICLE 9
                                    DIVIDENDS
                                    ---------

     The Board of Directors may from time to time, declare, or the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                   ARTICLE 10
                                      SEAL
                                      ----

     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Delaware."

                                   ARTICLE 11
                                WAIVER OF NOTICE
                                ----------------

     Whenever any notice whatever is required to be given under the provisions of these By-laws under the provisions on the Certificate of Incorporation or under the provisions of the Delaware General Corporation law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent in the giving of such notice.

                                   ARTICLE 12
                            AMENDMENTS TO THE BY-LAWS
                            -------------------------

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a vote of all of the directors, subject to the power of the stockholders to alter or repeal By-Laws made by the Board of Directors.